EXHIBIT 99.1

Avid Expands Its Greater China Strategy with Jetsen Alliance

Companies announce go-to-market alliance to expand Avid’s presence and accelerate growth in Greater China with cloud-enabled Avid Everywhere

Jetsen becomes exclusive master distributor under five-year agreement that guarantees Avid ~15% annual growth in Greater China and represents a total contract value of >$75M for the first three years

Agreement includes an equity investment of $18.1M by Jetsen into Avid, delivering a capital infusion that will further strengthen the balance sheet

Burlington, MA, January 31, 2017 - Avid® (Nasdaq: AVID) today announced that it has entered into a ‘go-to-market’ commercial partnership for the Greater China market with Beijing Jetsen Technology Co. Ltd (Jetsen), a proven and long-time channel partner of Avid in China. The alliance will expand Avid’s presence in the strategically important Greater China market, and offer the company a strong platform to accelerate growth of its cloud-enabled Avid Everywhere platform and solution suites. The go-to-market alliance will also offer customers and channel partners in the region a stronger local presence for Avid, which can better serve them and support their needs.

According to Frost & Sullivan, the broadcast and post-production market segments in Greater China represent a US$1.5 billion market opportunity that is anticipated to grow 15% per year through 2020. China is also the second largest film box office in the world and is starting to take a more significant role in the international market for feature films. Avid’s go-to-market partnership with Jetsen will help it to better navigate this large and growing but complex market, and create an enhanced platform for the company’s market penetration and growth across the Greater China region.

The agreement makes Jetsen the exclusive (master) distributor in Greater China of Avid’s comprehensive tools and workflow solutions for creating, distributing and optimizing media. As part of the exclusive distributor agreement, Avid receives minimum annual performance guarantees for Greater China, delivering double-digit (~15%) annual growth for Greater China in both revenues and cash, and represents a total contract value of greater than US$75 million for the initial three years. Under the agreement, Jetsen will take over responsibility for Avid’s operations in the Greater China region. All existing reseller agreements with current channel partners of Avid in Greater China will also be transferred to Jetsen, and these partners will be able to continue to represent the Avid portfolio as they do today, but will purchase directly from Jetsen going forward.

“As we start to enter the next phase of Avid’s strategy, our agreement with Jetsen will give us much stronger go-to-market capabilities to expand our market position, drive consistent business growth and have the needed partner to accelerate our cloud-enabled Avid Everywhere strategy across Greater China,” said Louis Hernandez, Jr., Chairman and Chief Executive Officer, Avid. “Jetsen is a strong, well established and proven partner of Avid’s that is perfectly positioned to take on responsibility for all of our operations in the region and deliver on its growth and performance commitments.”

Jetsen will distribute all Avid products and solutions in Greater China, including mainland China, Hong Kong, Macau and Taiwan, continuing to work closely and directly with Avid’s existing reseller network in the region. Supporting Avid’s strategies for the Greater China market, the agreement with Jetsen enables Avid to deliver on its commitment to providing its client community the most flexible deployment models, licensing options and commercial structures with future cloud and enterprise offerings for the region, as well as more localized and tailored solutions. With Jetsen taking responsibility for Avid’s operations in Greater China, combined with their own very strong technical support and customer care capabilities, customers and partners in the region can expect an improved support mode to best serve their business and operational needs.

“Jetsen’s strong position in the region, combined with Avid’s market-leading products and comprehensive solutions, presents an exciting opportunity for Greater China’s fast-growing media industry,” said Shengli Han, CEO, Beijing Jetsen Technology. “We are excited about our future prospects together and look forward to working even more closely with Avid to offer more localized solutions better targeted to the needs of the Greater China market, and along with the network of Avid resellers, delivering the levels of service and support that local customers require.”

As part of the arrangement, Jetsen will also invest $18.1 million in Avid in a private placement transaction in return for a minority stake in the company of between 5.0% and 9.9%, which is dependent on the company’s share price performance leading up to the closing of the investment. The investment by Jetsen in Avid is subject to customary closing conditions, including regulatory approvals.

Continued Mr. Han, “With the level of success that we’re seeing Avid Everywhere have around the globe, combined with Avid’s plans to take the full platform and solution suite to the cloud in the near future, there is no better time to be forming this partnership and making this investment in Avid.”

“From the very early days when the Avid Everywhere vision and strategy was unveiled, the Jetsen team has recognized that it represents the future of the media industry and so we’re delighted about having Jetsen help us take our strategy to the next level in Greater China as we prepare to bring the Avid platform into the cloud,” continued Mr. Hernandez. “We appreciate and welcome their investment in Avid as it reflects their confidence in our strategy, and shows their commitment to realize a long and successful partnership together.”

Investor Conference Call:

Avid will host an investor conference call about the alliance:

Date: Tuesday, January 31, 2017
Time: 11.30 a.m. - 12.30 p.m. Eastern time

Conference Call dial-in: 913-312-1500
Conference ID: 3849391

Telephone Replay dial in: +1 719-457-0820
Replay Passcode: 3849391

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe Avid’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. All statements in this release that are not based on historical fact are "forward-looking statements." Forward-looking statements include but are not limited to: the anticipated benefits of the planned alliance with Jetsen, including the planned equity investment; estimated synergies; expected growth of revenues and cash; the effects of the transactions described in this release on future financial and operating results; and other statements that are not historical facts. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: Avid’s ability to accelerate growth of its Cloud-enabled Avid Everywhere platform and solution suites based on its agreements with Jetsen; risks related to the disruption of Avid’s existing operations in Greater China; the risk that Avid may fail to realize the benefits expected from the alliance; the risk that Avid’s existing resellers in Greater China will react negatively to the announcement of the transactions; the risk that the investment of Jetsen in Avid may not receive regulatory approval or may not close for other reasons; the risk that the alliance may not progress as anticipated; the risk that the announcement of the transactions described in this release could have adverse effects on the market price of Avid’s common stock and the risk that the announcement of the alliance could have an adverse effect on Avid’s operating results and businesses generally.  The risks included above are not exhaustive. Other factors that could adversely affect Avid’s business and prospects are described in the filings made by Avid with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Beijing Jetsen Technology
Founded in 2006 and headquartered in Beijing, China, Beijing Jetsen Technology designs, develops and implements integrated audio and video solutions to the radio, film, television, defense, research, government and education industries. It provides media asset management systems, information security systems, non-linear editing systems, integrated network solutions, and station monitoring and surveillance solutions. It is the No. 1 new media content IP trading provider and one of the biggest film and TV content production companies in China. Its businesses cover the entire media industry chain, including creative investment in film and television production, TV show production, digital content distribution, media services, advertising, etc. It has over 1,400 employees and is listed on the Shenzhen Stock Exchange (stock code 300182).
For more information, visit http://www.jetsen.com.cn/.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films, to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Pro Tools®, Media Composer®, Avid NEXIS™, Interplay®, ProSet™ and RealSet™, Maestro™, PlayMaker™, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2017 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid Nexis, Artist, iNEWS, Interplay, AirSpeed, MediaCentral, NewsCutter, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

PR Contact:
Avid
Sara Griggs
sara.griggs@avid.com
+1.310.907.6909

Investor Contact:
Avid
Robert Roose
robert.roose@avid.com
+1.978.640.3375